SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                   FORM 8-K


                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  May 6, 1997



                                  PAGES, INC.
   ________________________________________________________________________

                        Commission File Number 0-107475

       Incorporated - Delaware      IRS Identification Number 34-1297143




             801 94th Avenue North, St. Petersburg, Florida  37702



       Registrant's telephone number, including area code (813) 578-3300

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Item 5.   OTHER EVENTS

      On Tuesday, April 29, 1997, the Company announced the loss for the first quarter of 1997. Revenues were $7,144,194 for the three months ended March 31, 1997, versus $9,457,068 for the same period last year. The 1996 results have been adjusted to reflect the spin-off of the CA Short Company, which was effective on the close of business on December 31, 1996.

The Company increased the average revenue per book fair 11 percent during the first quarter of 1997 by focusing on its established customer base and expanding availability of desired products. The decline in revenues was due to the sale and discontinuance of the United Kingdom and Canadian distribution channels in March 1996, and a reduction in the number of domestic book fair events held in the first quarter of 1997 compared to last year.

For the three months ended March 31, 1997, the Company incurred a net loss of $239,626, or $.04 per share, versus net income of $3,566,927, or $.62 per share, in 1996. Income for the first three months of 1997 included a non-cash reduction of expense of $431,287 to record the current value of Stock Appreciation Rights issued in 1996. Income for the first quarter of 1996 included recognition of a $3,255,337 gain from the sale of the Company's United Kingdom distribution channel. Also included in income for the first quarter of 1996, from discontinued operations of CA Short Company, was a $994,664 increase in income from the cumulative effect of a change in accounting principle, and $380,768 of income. There were 6,199,000 common and common share equivalent shares outstanding for the three months ended March 31, 1997, compared with 5,721,000 the prior year.

S. Robert Davis, Chairman, stated "Several strategic initiatives were implemented in 1996 to significantly improve the Company's long-term performance. We are very encouraged by initial results from these actions, including the reduction in operating loss on lower revenues for the most recent quarter. We anticipate revenue will increase substantially for the Fall season, benefiting from the recent introduction of Corporate Fairs and "Good Book" fairs."

Except for the historical information in this announcement, it includes forward-looking statements that involve risks and uncertainties, including, but not
limited   to,   strategic   initiatives  to  improve   long-term   performance,
anticipation of substantially higher revenues for the Fall season from Corporate Fairs and "Good Book" fairs, quarterly fluctuations in results, the management of growth, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings including the Company's Form 10-K and 10-K/A for the year ended December 31, 1996. Actual results may differ materially from management expectations.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 1997       Pages, Inc.
       ------------      -----------------
                         (Registrant)



                         /s/ Steven L. Canan
                         ---------------------------
                         Steven L. Canan
                         Vice President, Treasurer
                         and Chief Financial Officer
                         (Principal Financial Officer
                          and Accounting Officer)

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